As filed with the Securities and Exchange Commission on September 15, 2003
Registration No. 333-68324

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
Post-Effective Amendment No. 1
to Form S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

Manugistics Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1469385
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

MANUGISTICS GROUP, INC.
9715 Key West Avenue
Rockville, Maryland 20850
(Address of Principal Executive Offices)

(301) 255-5000
(Registrant’s telephone number, including area code)

AMENDED AND RESTATED 1998 STOCK OPTION PLAN
(Full title of the plan)

Gregory J. Owens
Chief Executive Officer and Chairman of the Board
Manugistics Group, Inc.
9715 Key West Avenue
Rockville, Maryland 20850
(301) 255-5000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Timothy T. Smith,
Senior Vice President and General Counsel
Manugistics Group, Inc.
9715 Key West Avenue
Rockville, Maryland 20850
(301) 255-5000

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
	Title of		Maximum	Maximum
	Securities	Amount	Offering	Aggregate	Amount of
	to be	to be	Price	Offering	Registration
Name of Plan	Registered	Registered	Per Share(1)	Price(1)	Fee(1)(2)

Amended and Restated 1998 Stock Option Plan	Common Stock, par $0.002	N/A	N/A	N/A	N/A

(1)	The Registrant previously registered 5,737,900 shares of Common Stock (on a pre-split basis) and 10,000,000 shares of Common Stock (on a post-split basis), plus an indeterminate number of additional shares that may be necessary to adjust for any future stock split, stock dividend, or similar transactions of the Registrant’s outstanding stock, through the Registration Statements incorporated herein.

(2)	The Registrant previously paid the registration fee in connection with the registration of 2,737,900 shares (on a pre-split basis) (and other shares) on September 4, 1998, at the time of filing of Registrant’s initial Registration Statement on Form S-8 (File No. 333-62993), 3,000,000 shares (on a pre-split basis) (and other shares) on March 10, 2000 with respect to this Plan, at the time of filing of the Registrant’s Registration Statement on Form S-8 (File No. 333-32172), and 10,000,000 shares (on a post-split basis) on August 24, 2001, at the time of filing of Registrant’s Registration Statement on Form S-8 (File No. 333-68324). No additional fee is required to be paid under Rule 457 of the Securities Act of 1933 as no new securities are being registered hereunder.

INCORPORATION BY REFERENCE

     The contents of the previously-filed Registration Statement on Form S-8 (File No. 333-62993), as filed with the Securities and Exchange Commission on September 4, 1998, Registration Statement on Form S-8 (File No. 333-32172), filed with the Securities and Exchange Commission on March 10, 2000, and Registration Statement on Form S-8 (File No. 333-68324), filed with the Securities Exchange Commission on August 24, 2001, are incorporated by reference herein as they relate to the 1998 Stock Option Plan, as amended and restated (the “Plan”).

AMENDMENT TO REFLECT ADDITION OF RESTRICTED STOCK FEATURE

     This Amendment is filed in accordance with the requirements of Item 512(a) of Regulation S-K to reflect an amendment to the Plan providing for the issuance of up to 2,000,000 shares of restricted stock from the previously authorized shares under the Plan, in an amount not to exceed 200,000 shares to any one individual in any calendar year. No shares of restricted stock have been issued as of the date of this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on the 15th day of September, 2003.

MANUGISTICS GROUP, INC.

By:	/s/ Gregory J. Owens

Gregory J. Owens Chief Executive Officer

Signature and Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. In addition, each of the undersigned directors of Manugistics Group, Inc., whose signature appears below, hereby appoints Gregory J. Owens and Raghavan Rajaji, and each of them acting alone, as attorney-in-fact for the undersigned with full power of substitution, to execute in the undersigned’s name and on the undersigned’s behalf, individually, and in the undersigned’s capacity as a director of Manugistics Group, Inc., any one or more post-effective amendments to this Registration Statement, and those it incorporates by reference, as said attorney-in-fact shall deem appropriate, and to file any such amendment (including exhibits thereto and other documents in connection herewith) to such Registration Statement on Form S-8 with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Gregory J. Owens Gregory J. Owens	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 15, 2003

Signature	Title	Date

/s/ Raghavan Rajaji Raghavan Rajaji	Executive Vice President and and Chief Financial Officer (Principal Financial Officer)	September 15, 2003

/s/ Jeffrey T. Hudkins Jeffrey T. Hudkins	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	September 15, 2003

* J. Michael Cline	Director	September 15, 2003

* Joseph H. Jacovini	Director	September 15, 2003

* Thomas A. Skelton	Director	September 15, 2003

* Lynn C. Fritz	Director	September 15, 2003

* William G. Nelson	Director	September 15, 2003

/s/ William H. Janeway William H. Janeway	Director	September 15, 2003

/s/ Kevin C. Melia Kevin C. Melia	Director	September 15, 2003

* By:	/s/ Raghavan Rajaji

Raghavan Rajaji, as Attorney-in-Fact Under Power of Attorney filed with the initial Form S-8

EXHIBIT INDEX

Exhibit
Number	Description

5	Opinion of Susan E. Pendery

10	Amended and Restated 1998 Stock Option Plan

23.1	Consent of Deloitte and Touche LLP

23.2*	Consent of Susan E. Pendery*

*Included in Exhibit 5